Exhibit 5.1

GIBSON, DUNN & CRUTCHER LLP

LAWYERS

A REGISTERED LIMITED LIABILITY PARTNERSHIP

INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue, New York, New York 10166-0193

(212) 351-4000

www.gibsondunn.com

August 3, 2006

(212) 351-4000 Direct Dial	89799-00005 Client Matter No.

(212) 351-4035 Fax No.

Saxon Capital, Inc.

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

4860 Cox Road, Suite 300

Glen Allen, Virginia 23060

Re:	Saxon Capital, Inc.

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

As special counsel for Saxon Capital, Inc. a Maryland corporation (the “Issuer”), and Saxon Funding Management, Inc., a Delaware corporation, Saxon Capital Holdings, Inc., a Delaware corporation, SCI Services, Inc., a Virginia corporation, Saxon Mortgage Services, Inc., a Texas corporation, Saxon Mortgage, Inc., a Virginia corporation, and Saxon Holding, Inc., a Delaware corporation (collectively, the “Guarantors”), we have examined the Registration Statement on Form S-4 (the “Registration Statement”), filed on August 3, 2006 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering of $150,000,000 principal amount of 12% Senior Notes due 2014 (the “Notes”) to be issued by the Issuer and to be jointly and severally guaranteed (the “Guarantees”) on an unsecured senior basis by each of the Guarantors (except that the Guarantee of each Servicing Guarantor (as defined in the Indenture (defined below)) will be subordinated as and to the extent provided in the Indenture).

Saxon Capital, Inc.

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

August 3, 2006

The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of May 4, 2006 among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Notes, the Indenture and the Guarantees are sometimes referred to herein as the “Note Documents.” The Notes and the Guarantees are being issued in exchange for certain outstanding notes and guarantees of the Issuer and the Guarantors, respectively (the “Outstanding Notes” and “Outstanding Guarantees,” respectively), all as described in the Registration Statement.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indenture, the form of Notes and the form of Guarantees, corporate records, certificates of officers of the Issuer and the Guarantors and of public officials and such other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuer and the Guarantors and others.

To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that:

(i) the Issuer, SCI Services, Inc. and Saxon Mortgage, Inc. are validly existing and in good standing under the laws of their respective jurisdictions of formation;

(ii) the Issuer, SCI Services, Inc. and Saxon Mortgage, Inc. have all requisite power and authority to execute, deliver and perform their obligations under, and have duly authorized by all necessary corporate action the Note Documents to which they are or will be a party; and

(iii) the execution and delivery by the Issuer, SCI Services, Inc. and Saxon Mortgage, Inc. of the Note Documents to which they are a party and the performance of such party’s obligations thereunder do not violate any law, regulation, order, judgment or decree applicable to such party (except as addressed by our opinions below).

Saxon Capital, Inc.

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

August 3, 2006

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, qualifications and limitations stated therein, we are of the opinion that:

1. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and offered in exchange for the Outstanding Notes, as described in the Registration Statement, will be legal, valid and binding obligations of the Issuer, enforceable against it in accordance with their terms.

2. When the Notes and Guarantees endorsed thereon have been duly executed and authenticated in accordance with the provisions of the Indenture and offered in exchange for the Outstanding Notes and Outstanding Guarantees, as described in the Registration Statement, the Guarantees will be the legal, valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America, the State of New York, the State of Texas and the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render this opinion. This opinion is limited to the effect of the current state of the laws of the United States of America, the State of New York, the State of Texas and the Delaware General Corporation Law, and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Saxon Capital, Inc.

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

August 3, 2006

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification or contribution, to the extent such provisions may be contrary to public policy or federal or state securities laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP GIBSON, DUNN & CRUTCHER LLP